UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2011

GULFPORT ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19514	73-1521290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14313 North May Avenue Suite 100 Oklahoma City, OK	73134
(Address of principal executive offices)	(Zip code)

(405) 848-8807

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on June 22, 2011 (the “Original 8-K”) by Gulfport Energy Corporation (the “Company”). The sole purpose of this amendment is to disclose the Company’s decision, following its annual meeting of stockholders, as to how frequently it will conduct future stockholder advisory votes regarding executive compensation. This Form 8-K/A does not otherwise amend the Original 8-K in any way.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d) At the annual meeting of stockholders of the Company held on June 16, 2011, the Company’s stockholders voted on, among other matters, an advisory proposal concerning the frequency of future advisory votes on executive compensation. As reported in the Original 8-K, the advisory vote of the Company’s stockholders at the annual meeting was in favor of holding future advisory stockholder votes to approve the Company’s executive compensation on an annual basis.

In light of these results, the Company’s Board of Directors determined at a meeting held on October 31, 2011 that the Company will hold an advisory vote on executive compensation every year. The Company will re-evaluate this determination in connection with its next stockholder advisory vote regarding the frequency of future advisory votes on executive compensation, which shall be no later than the Company’s annual meeting of stockholders in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GULFPORT ENERGY CORPORATION

Date: November 14, 2011	By:	/s/ Michael G. Moore
Michael G. Moore Chief Financial Officer